Exhibit 99.1

August 16, 2006 The Oil & Gas Conference

Disclaimer This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the Company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements.

Presentation Outline Investment Considerations Company Profile Overview Energy Tubulars Premium Oilfield Services Financial Data 2006 Growth Initiatives Industry Outlook OCTG Premium Connections Summary

Investment Considerations Pure-play oilfield products & services Substantial growth prospects Premium energy tubulars Premium connections Accessories & field services Produce both seamless & welded OCTG Full backward integration for seamless products Significant OCTG market share Strong end-user relationships Record financial performance Strong balance sheet

Overview

Products & Services Energy Tubular Products Seamless and welded Oil country tubular goods Tubing Casing Alloy Premium upset Line pipe Oilfield Services Premium connections Accessories & field services Company Profile

End-Users/Customers Industries served Exploration & production Pipelines Selected industrial markets Customers Distributors Pipeline and utility companies Company Profile

Energy Tubular Products

2006 Product Mix* Sales: $383 million * Based on six month sales dollars All products OCTG Other 93 7 OCTG 93% OCTG Seamless Welded East 32 68 Seamless 68% Welded 32% Tubular products by grade Carbon Alloy 26 74 Alloy 74% Carbon 26% Company Profile

Substantial Tubular Capacity 836,000 total tons per year 280,000 tons per year of internal alloy capacity Welded Seamless 70 30 Welded 570,000 tpy Seamless 266,000 tpy ...... but wait, there's more! Company Profile

Tubular Product Offerings Seamless 1.9" - 5" O.D. Welded 4 1/2" - 16" O.D. API & Premium Upset Production Tubing API Casing API Casing API Drill Pipe Coupling Stock API Production Tubing API Casing API Casing Line Pipe Line Pipe Piling Coupling Stock Standard Pipe Mechanical Tubing Alloy 74% Carbon 26% 5 1/2" seamless coming soon! Company Profile

OCTG Market Share* Significant share of domestic shipments Leadership position in seamless production tubing Source: Preston Pipe & Tube and Company estimates *Six months 2006 (excludes imports) Other Seamless East 17 83 Seamless: Small O.D. 83% Welded other East 15 85 Welded: Casing 15% Company Profile

Selected End Users Anadarko Chesapeake Encana EOG ExxonMobil Company Profile

Premium Oilfield Services

Premium Oilfield Services Patented premium thread technology Five U.S. and seven foreign patents Tubing and casing Deep gas, high pressure and temperature, directional and horizontal drilling, harsh environment Accessories and field services Company Profile

Company Profile Ultra-FJ Ultra-SF Ultra-FX U.S. and foreign patents apply U.S. and foreign patents apply U.S. and foreign patents apply

Financial Data

Income Statement Data Reflects effective tax rates of 38%, 38% and 8% for June 2006, March 2006 and June 2005, respectively Financial Data

Margin Expansion Volume Pricing Product mix Costs Operating Margin by Quarter Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 2Q 0.064 0.198 0.209 0.174 0.162 0.238 0.252 0.264 0.283 0.257 Financial Data 2004 2005 2006

Balance Sheet Data Net debt free No borrowings against $50 million credit facility Financial Data

2006 Growth Initiatives

Rational capacity & product line expansion Seamless tubular product capacity Heat-treat capacity 51/2" O.D. seamless product Ultra Premium Oilfield Services $40 million capital expenditures 2006 Growth Initiatives

Rational Capacity & Product Line Expansion Seamless tube mill Increase capacity by 20% to 319,000 tpy New heat-treat facility - Baytown, Texas Increase capacity by 29% to 360,000 tons per year New product 51/2" O.D. seamless Cost - $98 million Benefits Beginning January 2008 Combined estimated payback - two years (assuming current market conditions) 2006 Growth Initiatives

Acquired July 21, 2006 for $121 million 2007 forecasted EBITDA of $32 million (1) Mill finished premium connections Patented premium thread technology Brand name recognition Technically competitive Accessories and field services Refer to www.nsgrouponline.com, Investor Relations, for Reconciliation of Non-GAAP Measure 2006 Growth Initiatives

Customers: Distributors End users: E&P companies Houston expansion International growth opportunities 2006 Growth Initiatives

$40 Million Capital Expenditures Productivity improvement Seamless capacity increased 6% from 250,000 to 266,000 tons per year Manufacturing excellence 2006 Growth Initiatives

OCTG Industry Outlook

Key Market Drivers - Tubular Products OCTG Industry Outlook

Average U.S. Rotary Rig Count 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD 2006 Est. Oil 379 269 128 197 217 137 157 165 194 260 246 Avg Gas Price 2.59 2.11 2.27 2.89 4.27 3.22 5.39 6.14 8.62 7.88 Gas 564 571 496 720 939 691 872 1025 1186 1332 1394 Source: Baker Hughes, NYMEX and Company estimates OCTG Industry Outlook - Demand

Average International Rig Count 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD 2006 Est. International 809 754 588 652 745 732 771 836 908 907 950 Source: Baker Hughes and Company estimates OCTG Industry Outlook - Demand

Average OCTG Imports 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD 2006 Est All other 0.1 0.09 0.14 0.18 0.13 0.18 0.19 0.28 0.31 0.3 Europe 0.09 0.04 0.12 0.12 0.1 0.08 0.11 0.1 0.1 0.11 FX (US$) 1.12 $1.07 $0.93 $0.89 $0.94 $1.12 $1.24 $1.24 $1.24 Euro avg. Source: Preston Pipe & Tube Report and Company estimates OCTG Industry Outlook - Supply

U.S. OCTG Inventory Source: Preston Pipe & Tube Report and Company estimates Inventory (end of period) (tons 000's) 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD Inventory 1200 969 1506 1643 1327 1407 1667 2060 2071 Per Rig 1934 1257 1352 1852 1540 1250 1341 1400 1243 Tons per rig OCTG Industry Outlook - Supply

2006 Raw Material Cost Scrap raw material costs represent 25% of seamless product COGS Steel coil costs represent 72% of welded products COGS

Average Steel Scrap Prices Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Scrap 114 112 121 143 221 182 209 237 201 174 184 221 223 244 Delta ~ $144/ton Source: American Metal Market - No. 1 heavy melt 2003 2006 2005 2004

Average Steel Coil Prices Source: American Metal Market (Midwest base) Delta ~ $293/ton Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Coil 302 280 287 307 450 590 727 673 633 553 493 560 560 593 2003 2005 2006 2004

NS Group Average Net Revenue/Ton Record seamless and welded levels Record spreads between seamless and welded $350 $180 $684 Welded Seamless 2003 2005 2004 2006

Premium Connection Industry Outlook

Key Market Drivers - Premium Connections Premium Connection Industry Outlook Horizontal/directional drilling Deep onshore drilling Offshore drilling

Five Year U.S. Rig Count Premium Connection Industry Outlook Percent change

Summary Pure-play oilfield products & services Substantial growth prospects Premium energy tubulars Premium connections Accessories & field services Produce both seamless & welded OCTG Full backward integration for seamless products Significant OCTG market share Strong end-user relationships Record financial performance Strong balance sheet

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